Exhibit 99.1

GAUCHO HOLDINGS OPTIMIZES COSTS AMIDST ARGENTINE ECONOMIC OVERHAUL

Projected $1.6 Million in Savings as Company Leverages Argentine Economic Reforms

MIAMI, FL / September 16, 2024 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced a comprehensive corporate restructuring and cost reduction strategy. These efforts are anticipated to yield significant financial benefits, with projected savings of $1.6 million over the next 12 months.

As economic revival gains momentum in Argentina, Gaucho Holdings has strategically adapted, recalibrating its focus and resources to harness this new wave of opportunity. Over the past year, the Company has realigned many operational roles and functions from the United States to Argentina, benefiting from the more favorable cost of labor and a skilled workforce. This shift has not only improved operational efficiency but has also opened up new export potential due to the devaluation of the peso, significantly bolstering the Company’s e-commerce activities and reinforcing its commitment to real estate ventures. The reintroduction of mortgages into the marketplace promises a vibrant future for Gaucho Holdings’ luxury real estate holdings, by enhancing value and attracting more investor interest. Additionally, the Company has implemented further cost-saving measures, such as reducing rental space, negotiating better terms with vendors, and streamlining operations. These changes, which follow initial severance disbursements, are poised to take full effect in Q4, setting the stage for enhanced financial performance.

Gaucho Holdings is strategically aligned with the recent economic reforms initiated by Argentina under the leadership of President Javier Milei. These reforms, promoting fiscal stability and encouraging free trade, mark a significant shift towards aligning with Western economic policies. This includes strengthening military cooperation with the United States and reintroducing mortgage markets, steps that are likely to bolster the business environment and enhance investor confidence in Argentina.

The reintroduction of mortgage markets in Argentina marks a pivotal milestone that Gaucho Holdings believes will significantly enhance real estate values, including the Company’s own luxury properties. This development, coupled with Gaucho Holdings’ ongoing investments in property infrastructure and development, positions the Company to benefit from what is rapidly becoming a hotspot for global investors. In light of this, the vocal support from international figures like Elon Musk for President Javier Milei’s economic policies further validates the Company’s optimism and strategic positioning for capitalizing on one of the globally best-performing markets in the coming years.

“By reducing our headcount in the USA and leveraging the labor market in Argentina, we’ve achieved significant savings and enhanced productivity,” stated Scott Mathis, CEO and Founder of Gaucho Group Holdings. “As we consolidate our operations and capitalize on the economic advances in Argentina, we are setting the stage for a strong and stable future. This transition not only optimizes our cost structure but also aligns us with a burgeoning Argentine market filled with opportunities. Our increased confidence in our strategic commitment to Argentina, and the potential for value creation there, is stronger than ever. We are enthusiastic about expanding our presence in Argentina, a move we believe will strengthen our company’s position in 2025 and beyond.”

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669
rstear@gauchoholdings.com